Exhibit 107

Calculation of Filing Fee Tables

Form F-1
(Form Type)

ZEROSPO
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee (4)
Fees to be Paid	Equity	Ordinary shares, $0.001 par value per share (2)(3)	Rule 457(o)	—	—	$21,562,500	0.0001102	$2,376.19
Fees to be Paid	Equity	Representative’s Warrant to purchase ordinary shares (4)	Rule 457(g)	—	—		—
Fees to be Paid	Equity	Ordinary shares issuable upon exercise of Representative’s Warrant to purchase ordinary shares (5)	Rule 457(g)	—	—	$1,886,719	0.0001102	$207.92
	Total Offering Amounts					$23,449,219		$2,584.11
	Total Fees Previously Paid							2,067.28
	Total Fee Offsets							—
	Net Fee Due							$516.83

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional ordinary shares as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3)	Includes ordinary shares the underwriters have the option to purchase to cover over-allotments, if any.

(4)	No fee required pursuant to Rule 457(g) under the Securities Act.

(5)	In accordance with Rule 457(g) under the Securities Act, because the ordinary shares of the registrant underlying the Representative’s Warrant is registered hereby, no separate registration fee is required with respect to the Representative’s Warrant registered hereby.

(6)	The Representative’s Warrants are exercisable at a per share exercise price equal to 125% of the public offering price per ordinary share. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative’s warrants is $1,886,719 which is equal to 125% of $1,509,375 (7% of $21,562,500 of ordinary shares sold in this offering). Pursuant to Rule 416, the registrant is also registering an indeterminate number of additional ordinary shares that are issuable by reason of the anti-dilution provisions of the Representative’s Warrants.